UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 22, 2012

VALLEY COMMERCE BANCORP

(Exact name of registrant as specified in its charter)

California	000-51949	46-1981399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 W. Main Street Visalia, California	93291
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (559) 622-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of Valley Commerce Bancorp (the “Company”) held on May 22, 2012, the shareholders voted on (i) the election of eight director nominees to serve until the 2013 Annual Meeting of Shareholders and until their successors are elected and qualified, (ii) the reapproval of the existing performance criteria under the Company’s 2007 Equity Incentive Plan, and (iii) the ratification of the Board of Directors’ selection of Crowe Horwath LLP to serve as the Company’s auditors for the fiscal year ending December 31, 2012. These matters were submitted to a vote through the solicitation of proxies. The results of the votes are set forth below:

1. Election of Directors. In the election for directors, no candidates were nominated for election as a director other than the nominees of the Board of Directors whose names were set forth in the Company’s proxy statement dated April 6, 2012. Set forth below is a tabulation of the votes cast in the election of directors with respect to each nominee for office:

Nominee	Votes For Nominee	Votes Withheld or Against Nominee	Abstentions	Broker Non-Votes

Walter A. Dwelle	1,445,599	14,094	n/a	629,678
Donald A. Gilles	1,430,439	29,254	n/a	629,678
Philip R. Hammond, Jr.	1,445,599	14,094	n/a	629,678
Russell F. Hurley	1,445,599	14,094	n/a	629,678
Fred P. LoBue, Jr.	1,445,599	14,094	n/a	629,678
Kenneth H. Macklin	1,445,094	14,599	n/a	629,678
Barry R. Smith	1,416,377	43,316	n/a	629,678
Allan W. Stone	1,407,138	52,555	n/a	629,678

2. Reapproval of Performance Criteria Under 2007 Equity Incentive Plan. On the proposal to reapprove of the existing performance criteria under the Company’s 2007 Equity Incentive Plan, the votes tabulated were as follows:

For	Against	Abstain	Broker Non-Vote
1,434,603	22,911	2,179	629,678

3.  Ratification of Selection of Auditors. On the proposal to ratify the Board of Directors’ selection of Crowe Horwath LLP to serve as the Company’s auditors for the fiscal year ending December 31, 2012, the votes tabulated were as follows:

For	Against	Abstain	Broker Non-Vote
2,049,986	10,025	29,360	n/a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2012	Valley Commerce Bancorp By: /s/Roy O. Estridge Roy O. Estridge Executive Vice President and Chief Financial Officer / Chief Operating Officer